Exhibit 10.2

RESIGNATION AND GENERAL RELEASE AGREEMENT

This Resignation and General Release Agreement (the “Agreement”) is made as of August 10, 2005 by and among James P. McCloskey (“McCloskey”) on the one hand, and Red Robin Gourmet Burgers, Inc. and Red Robin International, Inc. on the other hand (collectively, the “Company”).

RECITALS

A. WHEREAS, McCloskey serves as Senior Vice-President of the Company;

B. WHEREAS, McCloskey desires to resign from employment with the Company; and

C. WHEREAS, McCloskey and the Company desire to provide for an orderly transition of McCloskey’s duties and responsibilities; and

D. WHEREAS, McCloskey and the Company mutually desire to set forth the parties’ rights and obligations upon McCloskey’s resignation.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, McCloskey and the Company voluntarily agree as follows:

1. Resignation. McCloskey hereby voluntarily resigns as Senior Vice President and as an Executive Officer of the Company and any parents or subsidiaries, effective as of the date of this Agreement, and resigns as an employee of the Company effective as of the close of the Company’s business on August 31, 2005 (“Resignation Date”). McCloskey shall be entitled to receive his salary, accrued vacation and other benefits customarily provided to employees of the Company through the Resignation Date at the rates in effect on the date hereof. Except as otherwise provided in this Agreement, all benefits of employment shall cease as of the Resignation Date.

2. Stock Options. The Company has previously granted stock options to McCloskey to purchase shares of the Company’s common stock (the “Stock Options”). As of the Resignation Date (and after giving effect to McCloskey’s resignation pursuant to Section 1), the Stock Options will be outstanding and unvested as to an aggregate of 29,687 shares of the Company’s common stock (the “Unvested Options”) and the Stock Options will be outstanding and vested as to an aggregate of 20,313 shares of the Company’s common stock (the “Vested Options”), all as set forth in more detail in the Stock Option summary attached hereto as Schedule I. The Unvested and the Vested Options shall be, and hereby are, terminated on the Resignation Date, and McCloskey shall have no further rights with respect thereto or in respect thereof.

3. Release. In consideration of the covenants undertaken herein by the Company, and except for those obligations created by or arising out of this Agreement, McCloskey, on his own behalf and on behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, does hereby covenant not to sue and acknowledges full and complete satisfaction of and hereby releases, absolves and discharges the Company and its heirs, successors and assigns, parent, subsidiaries, divisions and affiliated corporations, past and present, as well as its and their trustees, directors, officers, agents, attorneys, insurers and employees, past and present, and each of them (hereinafter collectively referred to as “Releasees”), with respect to and from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which McCloskey now owns or holds or has at any time heretofore owned or held as against said Releasees, or any of them, arising out of or in any way connected with his employment relationship with the Company, or his separation as an employee and officer, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement, including specifically but without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and the Family and Medical Leave Act, provided, however, that the foregoing release by McCloskey shall not extend to any rights McCloskey may have in the future to (i) indemnification under the Company’s certificate of incorporation or bylaws, law or agreement or (ii) any coverage to which McCloskey may be entitled under Company’s Director and Officer insurance policies.

4. Waiver of Unknown Claims. It is the intention of McCloskey in executing this instrument that the same shall be effective as a bar as to each and every claim, demand and cause of action hereinabove specified including unknown claims. In furtherance of this intention, McCloskey hereby expressly waives any and all rights or benefits conferred by any federal, state or local statute regarding release of unknown or unsuspected claims.

5. No Transferred Claims. McCloskey warrants and represents that he has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and McCloskey shall defend, indemnify and hold harmless the Company from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

6. Non-Disparagement. McCloskey agrees that he shall not directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages, either professionally or personally, the Company or its parents, subsidiaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them.

7. Confidential Information. McCloskey recognizes and acknowledges that, through association with the Company, he has had access to Trade Secret-Confidential Information of a technical or business nature relating to the business of the Company, which is not known to the industry at large. Trade Secret-Confidential Information is defined to include, without limitation, specialized business methods, techniques, plans and know-how relating to the

Company, financial information relating to the Company, franchisee information, including without limitation franchisee lists, Company files, other nonpublic information concerning present, past or potential business concepts; methods for developing and maintaining business relationships; and techniques and data of the Company, and methods or practices of doing business used by the Company. McCloskey recognizes that this Trade Secret-Confidential Information constitutes a valuable and unique asset of the Company, developed and perfected over considerable time and at substantial expense to the Company. McCloskey shall not disclose, without the written consent of the Company or as compelled by law, to any person, firm, partnership, association or corporation such Trade Secret-Confidential Information, and McCloskey agrees to hold such Trade Secret-Confidential Information in trust for the sole benefit of the Company. McCloskey shall not, for the direct or indirect benefit of himself or another: (1) take with him, without the written consent of the Company, any lists of business opportunities or potential franchise opportunities, pricing lists, or other documents, computer software, electronically-stored data, recordings, master videotapes of any of the foregoing, or any other Trade Secret-Confidential Information relating to the Company; or (2) reconstruct the same or similar information from memory or from some other source associated with the Company.

8. Complete Agreement. This Agreement constitutes and contains the entire agreement and understanding concerning McCloskey’s employment with the Company, Separation as an employee and officer, and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. This is an integrated document.

9. Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

10. Choice of Law. This Agreement shall be deemed to have been executed and delivered within the State of Colorado, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado without regard to principles of conflict of laws.

11. Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

12. Section Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

13. Arbitration. Any dispute or controversy arising out of interpretation or enforcement of this Agreement shall be settled exclusively by arbitration with JAMS in Arapahoe County, Colorado, in accordance with the rules of JAMS then in effect; provided, however, that nothing contained herein shall preclude any party from seeking injunctive relief from a court of competent jurisdiction to enforce the terms of this Agreement. If JAMS is unable or unwilling to provide arbitration services in such an instance, the arbitration will be conducted through AAA. Judgment may be entered on the arbitrator’s award in any court having jurisdiction and reasonable attorneys’ fees will be awarded to the prevailing party.

The undersigned have read and understand the consequences of this Agreement and voluntarily sign it. The undersigned declare under penalty of perjury under the laws of the State of Colorado that the foregoing is true and correct.

EXECUTED this 10th day of August 2005, at Arapahoe County, Colorado.

“McCloskey”

/s/ JAMES P. MCCLOSKEY
James P. McCloskey

EXECUTED this 10th day of August 2005, at Arapahoe County, Colorado.

“Company” RED ROBIN GOURMET BURGERS, INC.

By	/s/ DENNIS B. MULLEN

Its	Director and Authorized Signatory

RED ROBIN INTERNATIONAL, INC.

By	/s/ DENNIS B. MULLEN

Its	Authorized Signatory

SCHEDULE I

OPTION SCHEDULE

Grant Date	Strike Price	Options Vested As of August 31, 2005	Options Unvested As of August 31, 2005

1/29/2003	$14.98	12,917	7,083

1/28/2004	$26.81	5,938	9,062

6/02/2004	$27.20	1,458	3,542

4/14/2005	$51.75	0	10,000